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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 16, 2011, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in reportable segments described in Notes 1, 10, and 21, as to which the date is September 7, 2012, relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in Agilent Technologies, Inc.'s Current Report on Form 8-K dated September 7, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 10, 2012

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM